UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                                February 28, 2007

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

              0-29798                                    23-1408659
              -------                                    ----------
      (Commission File Number)           (I.R.S. employer identification number)


      2530 Riva Road, Suite 201
        Annapolis, Maryland                                 21401
      -------------------------                             -----
(Address of principal executive office)                  (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  Termination of a Material Definitive Agreement

CompuDyne Corporation (the "Company") terminated the employment of Brad Wiggins under his Employment Agreement with the Company, dated November 24, 2006 (the "Agreement") effective as of March 30, 2007. Mr. Wiggins was terminated for, among other things, a breach of the Agreement. Mr. Wiggins served as Chief Operating Officer of the Company, President of Attack Protection, President of FiberSenSys and Chief Executive Officer of Tiburon.

Pursuant to the Agreement, Mr. Wiggins received a base salary of $260,000 per year with a bonus potential of up to 40% of his base salary. The Agreement also provided for standard employee benefits and four weeks vacation. The Agreement restricts Mr. Wiggins ability to compete with the Company or solicit any of its employees or customers during the period of his employment and for a period of one year after the notice of his termination under the Agreement.


ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company suspended Brad Wiggins as Chief Operating Officer of CompuDyne Corporation, President of Attack Protection, President of FiberSenSys and Chief Executive Officer of Tiburon and terminated his employment as described under
Item 1.02 above.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007



                                   COMPUDYNE CORPORATION



                                   By: /s/ Geoffrey F. Feidelberg
                                       --------------------------
                                        Geoffrey F. Feidelberg
                                   Its: Chief Financial Officer